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                                                                    EXHIBIT 23.3

                       [Letterhead of Deloitte & Touche]


                   INDEPENDENT CHARTERED ACCOUNTANTS' CONSENT




We consent to the incorporation by reference in the registration statement of Hecla Mining Company on Form 53 (File 33-______) of our report dated February 28, 1994, on our audits of the consolidated financial statements of Equinox Resources Ltd. as at December 31, 1993 and 1992, and for the year ended December 31, 1993, the two months ended December 31, 1992 and the years ended October 31, 1992 and 1991.

We also consent to the reference to our firm under the caption "Experts".





/s/ Deloitte & Touche
CHARTERED ACCOUNTANTS



Vancouver, Canada
March 15, 1994